Exhibit 99.1

CorEnergy Prices Offering of 7.375% Series A Cumulative Redeemable Preferred Stock

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – January 23, 2015 – CorEnergy Infrastructure Trust, Inc. (“CorEnergy”) (NYSE: CORR) today announced the pricing of its previously announced underwritten public offering.  CorEnergy has agreed to sell 2,000,000 depositary shares, each representing 1/100th of a share of its newly designated 7.375% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00 per depositary share. The gross proceeds of the offering are expected to be $50,000,000, before deducting underwriting discounts and other estimated offering expenses. CorEnergy has granted the underwriters a 30-day option to purchase up to an additional 300,000 depositary shares of the preferred stock, solely to cover overallotments. The offering is expected to close on or about January 27, 2015, subject to customary closing conditions. CorEnergy may redeem, at its option, the depositary shares at a redemption price of $25.00 per depositary share, plus all accrued and unpaid dividends, on or after January 27, 2020.

CorEnergy intends to file an application to list the depositary shares on the New York Stock Exchange ("NYSE") under the symbol "CORRPrA". If the application is approved, CorEnergy expects trading of the depositary shares on the NYSE to commence within the 30-day period from the closing of the offering.  CorEnergy intends to use the net proceeds from the offering to repay indebtedness under CorEnergy’s revolving line of credit and for general corporate purposes.

Wells Fargo Securities, BofA Merrill Lynch, and Stifel are acting as the joint book running managers for the offering.

The shares of preferred stock are being offered pursuant to an effective shelf registration statement that the Company previously filed with the U.S. Securities and Exchange Commission under the name Tortoise Capital Resources Corp.

Electronic copies of the preliminary prospectus supplement and accompanying base prospectus are available from the SEC website at www.sec.gov.

Hard copies of the final prospectus supplement, when available, and base prospectus related to the offering can be obtained from: Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free: 800-645-3751 or emailing: wfscustomerservice@wellsfargo.com, or from BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038, email dg.prospectus_requests@baml.com.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), the first publicly listed Real Estate Investment Trust (REIT) focused on energy infrastructure, primarily owns U.S. real assets used by energy companies and utilities under long-term triple net participating leases. These stable, utility-like assets include pipelines, storage tanks, transmission lines and gathering systems. For more information, please visit corenergy.corridortrust.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen, 877-699-CORR (2677)
info@corridortrust.com

 1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com